UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

SAKER AVIATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Street, Pier 6 East River, New York, NY 10004
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (212) 776-4046

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Saker Aviation Services, Inc. (the “Company”) and Empire Aviation, LLC (“Empire”) were parties to a Management Agreement (the “Management Agreement”) that was terminated on April 30, 2023. Empire notified the Company that it believed additional fees (“Management Fees”) were due pursuant to the terms of the Management Agreement. The Company disputed that any additional Management Fees were owed to Empire.

On March 14, 2024, the Company and Empire participated in an arbitration of this dispute. On July 8, 2024, the Company was notified of the arbitrator's decision. The arbitrator found in favor of Empire in the amount of $1.4 million (the “Judgement Amount”), such amount representing approximately $1,036,000 in unpaid Management Fees due under the Management Agreement plus accrued interest of approximately $363,000. The Judgement Amount is immediately payable and accrues per diem interest of $511.08 for each day until it is paid in full. The Company does not plan to appeal the judgement and plans to pay the Judgment Amount to Empire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2024		SAKER AVIATION SERVICES, INC.

	By:	/s/ Samuel Goldstein
Samuel Goldstein
President and Chief Executive Officer